Exhibit 99.1

PRESS RELEASE

FOR RELEASE 10/29/07 @ 1:05PM

AnalogicTech Reports Financial Results for the Third Quarter 2007

•	3Q07 EPS of $0.05 vs. EPS Guidance of $0.0 - $0.02

•	3Q07 Revenue of $30.6 million vs. Guidance of $26 - $28 million

•	Quarterly Record for Revenue and 19% Sequential Revenue Growth

Santa Clara, CA – October 29, 2007 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the third quarter ended September 30, 2007.

All financial results are reported in accordance with accounting principles generally accepted in the United States of America.

Revenue for the third quarter of 2007 was $30.6 million, an increase of 52% over revenue of $20.1 million for the third quarter of 2006 and a sequential increase of 19% over revenue of $25.8 million for the second quarter of 2007.

Net income for the third quarter of 2007 was $2.6 million, or $0.05 per diluted share. This compares to a net loss of $1.5 million, or $0.03 per diluted share, for the third quarter of 2006, and a net loss of $0.9 million, or $0.02 per diluted share, for the second quarter of 2007. The Company recorded stock-based compensation expense of $1.6 million, $1.5 million and $1.7 million in the third quarter of 2007, the third quarter of 2006 and the second quarter of 2007, respectively.

AnalogicTech reported gross margins of 53.6% for the third quarter of 2007, compared to 54.7% for the third quarter of 2006 and 55.1% for the second quarter of 2007. Gross margin decreased sequentially due to continued higher demand for products with lower margins partially offset by a favorable impact related to sales of previously written down inventory. The Company ended the quarter with $110.7 million in cash, cash equivalents, and short-term investments.

“Both revenue and net income exceeded our targets for the quarter and we were pleased that revenue reached a new record in the Company’s history,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “We experienced strong seasonal demand across our end

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markets, with strength in Korea and China once again. During the third quarter, our new product introductions and design wins continued at a robust pace. We are excited about the momentum we are currently experiencing and the interest level in our new higher voltage products. Our new generation of products using our proprietary process technology ModularBCD™ expands the applications and market opportunities for our products. We believe we are well positioned for future growth and a strong finish to 2007.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the fourth quarter ending December 31, 2007, AnalogicTech estimates revenue in the range of $30.6 million to $32.5 million, and net income of $0.04 to $0.06 per diluted share. The fourth quarter 2007 estimates include pre-tax quarterly share-based compensation expense of $1.8 to $2.0 million.

Conference Call Details The AnalogicTech third quarter 2007 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Monday, October 29, 2007. To participate in the live call, analysts and investors should dial (800) 218-8862 or (303) 262-2140 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the Company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until Friday, November 2, 2007, by dialing (800) 405-2236 and entering the passcode: 11099306#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11099306#.

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About AnalogicTech

Advanced Analogic Technologies, Inc. (AnalogicTech) is a supplier of Total Power Management(TM) semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Santa Clara, California and Macau, S.A.R., with offices in China (Beijing, Shanghai and Shenzhen), Hong Kong, Taiwan, Japan, South Korea, Sweden, France and United Kingdom, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: http://www.analogictech.com. (AnalogicTech - F)

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For More Information

Investor Contacts:
Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2006. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

NOTE: AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Sep. 30 2007	Dec. 31 2006 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$47,819	$58,121
Short term investments	62,838	49,566

Total cash, cash equivalents and short term investments	110,657	107,687
Accounts receivable, net	17,497	11,037
Inventories	10,745	8,480
Prepaid expenses and other current assets	2,423	2,223
Restricted cash	700	700
Deferred income tax assets - current	816	857

Total current assets	142,838	130,984
Property and equipment, net	4,216	2,812
Goodwill	16,792	16,775
Intangible assets, net	2,417	3,287
Other assets	1,500	1,375
Deferred income tax assets - noncurrent	8,333	5,965

	$176,096	$161,198

TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$11,623	$6,968
Accrued liabilities	8,623	6,852
Income tax payable	1,360	1,250

Total current liabilities	21,606	15,070
Long-term income tax payable	2,790	—
Long-term debt and capital lease obligations	80	191
Other long-term liabilities	135	—

Total liabilities	24,611	15,261

Total stockholders' equity	151,485	145,937

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$176,096	$161,198

*	Amounts as of December 31, 2006 were derived from the December 31, 2006 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarters Ended		Nine Months Ended
	Sep. 30 2007	Sep. 30 2006	Sep. 30 2007	Sep. 30 2006
REVENUE	$30,600	$20,103	$77,545	$60,210
Cost of revenue	14,204	9,100	35,748	24,986

GROSS PROFIT	16,396	11,003	41,797	35,224

OPERATING EXPENSES:
Research and development	7,948	5,371	22,623	17,214
Sales, general and administrative	6,373	5,187	19,172	16,200
Patent litigation	580	3,490	3,657	5,247

Total operating expenses	14,901	14,048	45,452	38,661

INCOME (LOSS) FROM OPERATIONS	1,495	(3,045)	(3,655)	(3,437)

INTEREST AND OTHER INCOME (EXPENSES), NET	1,398	1,594	3,850	4,248

INCOME (LOSS) BEFORE INCOME TAXES	2,893	(1,451)	195	811
PROVISION FOR INCOME TAXES	316	—	1,260	312

NET INCOME (LOSS)	$2,577	$(1,451)	$(1,065)	$499

NET INCOME (LOSS) PER SHARE:
Basic	$0.06	$(0.03)	$(0.02)	$0.01

Diluted	$0.05	$(0.03)	$(0.02)	$0.01

WEIGHTED AVERAGE SHARES USED IN NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	44,827	43,624	44,584	43,330

Diluted	47,170	43,624	44,584	46,819

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:

Cost of revenues	$78	$46	$209	$193
Research and development	758	618	2,031	1,799
Sales, general and administrative	781	825	2,834	2,391

	$1,617	$1,489	$5,074	$4,383